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[LOGO]                                                           EXHIBIT 10.24

STARTER KIT LOAN AND SECURITY AGREEMENT

Borrower: Encoding.com, Inc.      Address: 1725 Westlake Avenue N., Suite 102
Date: August 4, 1998                       Seattle, WA  98109


THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made and entered into on the above date between IMPERIAL BANK ("Bank"), whose address is 226 Airport Parkway, San Jose, California 95110 with a loan production office located at 777 108th Avenue NE, Suite 1670, Bellevue, Washington 98004 and the party(ies) named above (jointly and severally, "Borrower"), whose chief executive office is located at the above address ("Borrower's Address").

1. Loans. Bank will make loans to Borrower (the "Loans") in amounts determined by Bank in its reasonable business judgment up to the amount (the "Credit Limit") shown on the Schedule to this Agreement (the "Schedule"), provided no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default is occurring or has occurred. All Loans and other monetary Obligations will bear interest at the rate shown on the Schedule. Interest will be payable monthly, on the date shown on the monthly billing from Bank. Bank may, in its discretion, charge Borrower's deposit accounts maintained with Bank for any amounts coming due under this Agreement.

2. Security Interest. As security for all present and future indebtedness, guarantees, liabilities, and other obligations, of Borrower to Bank (collectively, the "Obligations"), Borrower hereby grants Bank a continuing security interest in all of Borrower's right title and interest in and to any property now or hereafter described in an security agreement executed by Borrower to Bank as well as the following types of property, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"):
All "accounts", "general intangibles," "chattel paper," "documents," "letters of credit," "instruments," " deposit accounts," "inventory," "farm products," "fixtures" and "equipment," as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof, and all products, proceeds and insurance proceeds of the foregoing.

3. Representations And Agreements of Borrower. Borrower represents to Bank as follows, and Borrower agrees that the following representations will continue to be true, and that Borrower will comply with all of the following agreements throughout the term of this Agreement:

3.1 Corporate Existence and Authority. Borrower, if a corporation, is and will continue to be, duly authorized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized, and do not violate any law or any provision of and are not grounds for acceleration under, any agreement or instrument which is binding upon Borrower.

3.2 Name: Places of Business. The name of Borrower set forth in this Agreement is its correct name. Borrower shall give Bank 15 days' prior written notice before changing its name. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Bank at least 15 days prior written notice before changing its chief executive office or locating the Collateral at any other location.

3.3 Collateral. Bank has and will at all times continue to have a first-priority perfected security interest in all of the Collateral other than specific equipment identified in existing filed or to be filed Financing Statements and other than purchase money security interests consented to by Bank. Borrower will immediately advise Bank in writing of any material loss or damage to the Collateral.

3.4 Financial Condition and Statements. All financial statements now or in the future delivered to Bank have been, and will be prepared in conformity with generally accepted accounting principles. Since the last date
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covered by any such statement, there has been no material adverse change in the financial condition or business of Borrower. Borrower will provide Bank: (i) within 30 days after the end of each month, a monthly financial statement prepared by Borrower, and such other information as Bank shall reasonably request: (ii) within 120 days following the end of Borrower's fiscal year, beginning with the fiscal year ending 12/31/98, complete annual financial statements, certified by independent certified public accountants acceptable to Bank and accompanied by the unqualified report thereon by said independent certified public accountants: and (iii) other financial information reasonably requested by Bank from time to time.

3.5 Taxes: Compliance with Law. Borrower has filed, and will file, when due, all tax returns and reports required by applicable law, and Borrower has paid, and will pay, when due, all taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower has complied, and will comply, in all material respects, with all applicable laws, rules and regulations.

3.6 Insurance. Borrower will at all times adequately insure all of the tangible personal property Collateral and carry such other business insurance as is customary in Borrower's industry. Bank will be designated as Loss Payee on all such insurance.

3.7 Access to Collateral and Books and Records. At reasonable times, on one business day's notice, Bank, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records.

3.8 Banking Relationship and Operating Accounts. Borrower shall maintain its primary operating deposit accounts with Bank. Borrower shall at all times maintain its primary banking relationship with Bank.

3.9 Additional Agreements. Borrower shall not, without Bank's prior written consent, do any of the following: (i) enter into any transaction outside the ordinary course of business except for the sale of capital stock to venture investors or other strategic investors not resulting in change in control, provided that Borrower promptly delivers written notification to Bank of any such stock sale; (ii) sell or transfer any Collateral, except in the ordinary course of business; (iii) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); or (iv) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock other than the repurchase of up to five percent (5%) of Borrower's then issued stock in any fiscal year from Borrower's employees or directors pursuant to written agreements with Borrower.

4. Term. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"). This Agreement may be terminated, without penalty, prior to the Maturity Date as follows: (i) by Borrower, effective three business days after written notice of termination is given to Bank; or (ii) by Bank at any time after the occurrence of an Event of Default, without notice, effective immediately. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay all Obligations in full, whether or not such Obligations are otherwise then due and payable. No termination shall in any way affect or impair any security interest or other right or remedy of Bank, nor shall any such termination relieve Borrower of any Obligation to Bank, until all of the Obligations have been paid and performed in full.

5. Events of Default and Remedies. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement: (a) Any material representation, statement, report or certificate given to Bank by Borrower or any of its officers, employees or agents, now or in the future, is untrue or misleading in a material respect; or (b) Borrower fails to pay when due any Loan or any interest thereon or any other monetary Obligation: or (c) the total Obligations outstanding at any time exceed the Credit Limit for a period of five (5) days: or (d) Borrower fails to perform any other non-monetary Obligation, which failure is not cured within 5 business days after the date due; or (e) Dissolution, termination of existence, insolvency or business failure of Borrower or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (f) a material adverse change in the business, operations, or financial or other condition of Borrower. If an Event of Default occurs, Bank, shall have the right to accelerate and declare all of the Obligations to be immediately due and payable, increase the interest rate by an additional five percent per annum, and exercise all rights and remedies recorded by applicable law. If any interest payment, principal payment or principal balance payment due from Borrower is delinquent ten or more days, Borrower agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this provision is to be construed as any obligation on the part of Bank to accept payment of any payment past due or less than the total unpaid principal balance after maturity. All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.

6. General. If any provision of this Agreement is held to be unenforceable, the remainder of this Agreement shall still continue in full force and effect. This Agreement and any other written agreements, documents and instruments executed in connection herewith are the complete agreement between Borrower and Bank and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not in this Agreement or in other written agreements signed by the parties in connection this Agreement. The failure of Bank at any time to require Borrower to comply strictly with any of the provisions of this Agreement shall not waive Bank's right later to demand and receive strict compliance. Any waiver of a default shall not waive any other default. None of the provisions of this Agreement may be waived except by a specific written waiver signed by an officer of Bank and delivered to Borrower. The provisions of this Agreement may not be amended, except in a writing signed by Borrower and Bank. Borrower shall reimburse Bank for all reasonable attorney's fees and all other reasonable costs incurred by Bank, in connection with this Agreement (whether or not a lawsuit is filed) including any post petition bankruptcy activities. If Bank or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party shall be entitled to recover its reasonable costs and attorney's fees from the non-prevailing party. Borrower may not assign any rights under this Agreement without Bank's prior written consent. This Agreement shall be governed by the laws of the State of California to the jurisdiction of whose courts Borrower hereby agrees to submit.

7. Mutual Waiver of Jury Trial. BORROWER AND BANK EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF BANK OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR AFFILIATES.

8.  Reference Proceedings.   a.  Each controversy, dispute or claim ("Claim")
between the parties arising out of or relating to this Agreement, which is not settled in writing within ten days after the "Claim Date" (defined as the date on which a party gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in Los Angeles, California in accordance with the provisions of Section 638 et seq. of
                                                                     -- ---
the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any Claim, including whether such Claim is subject to the reference proceeding and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Los Angeles (the "Court"). The referee shall be a retired Judge selected by mutual agreement of the parties, and if they cannot so agree within thirty days after the Claim Date, the referee shall be selected by the Presiding Judge of the Court. The referee shall be appointed to sit as a temporary judge, as authorized by law. The referee shall (a) be requested to set the matter for hearing within sixty
(60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall entered pursuant to CCP 644 in the Court. All discovery permitted by this Agreement shall be completed no later than fifteen
(15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and, request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.

  b. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.


          Borrower:

          ENCODING.COM, INC.

                    /s/ Martin Tobias
          By: _________________________________________________________
                    President or Vice President

          By: _________________________________________________________
                    (Assistant) Secretary or Chief Financial Officer


          Bank:

          IMPERIAL BANK

          By:_________________________________________________________

          Title:______________________________________________________
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[LOGO]


Schedule to
Starter Kit Loan and Security Agreement (Equipment Advances)

BORROWER:  Encoding.com, Inc.

DATE:      August 4, 1998


     This Schedule is an integral part of the Loan and Security Agreement between Imperial Bank ("Bank") and the above-named Borrower of even date.

Credit Limit (Equipment)
(Section 1):        $1,000,000.00 (such amount to be funded under the aggregate
                    Credit Limit). Equipment Advances will be made only on or prior to July 31, 1999 (the "Last Advance Date") and only for the purpose of purchasing equipment reasonably acceptable to Bank. Borrower must provide invoices for the equipment to Bank on or before the Last Advance Date.

Interest Rate
(Section 1):        The rate equal to Bank's Prime Rate in effect from time to time. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed. The Prime Rate shall be the rate announced from time to time by Bank as its "Prime Rate;" as a base rate upon which other rates charged by Bank are based, and it is not necessarily the best rate available at Bank. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Maturity Date
(Section 4):        After the Last Advance Date, the unpaid principal balance of the Equipment Advances shall be repaid in 36 equal monthly installments of principal, plus interest, commencing on August 30, 1999 and continuing on the same day of each month thereafter until the entire unpaid principal balance of the Equipment Advances and all accrued unpaid interest have been paid (subject to Bank's right to accelerate the Equipment
                    Advances on an Event of Default).


           Borrower:

           ENCODING.COM, INC.

               /s/ Martin Tobias
           By: ________________________________________________
               President or Vice President

           By: ________________________________________________
               (Assistant) Secretary or Chief Financial Officer


           Bank:

           IMPERIAL BANK

           By:_________________________________________________

           Title:______________________________________________

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[LOGO]


Resolution Authorizing Credit

Borrower:  Encoding.com, Inc., a corporation

organized under the laws of the State of Delaware

Date: August 4, 1998

     I, the undersigned, officer of the above-named borrower, a corporation organized under the laws of the state set forth above, do hereby certify that the following is a full, true and correct copy of resolutions duly and regularly adopted by the Board of Directors of said corporation as required by law, and by the by-laws, of said corporation, and that said resolutions are still in full force and effect and have not been in any way modified, repealed, rescinded, amended or revoked.

     RESOLVED, that this corporation borrow from Imperial Bank ("Bank"), from time to time, such sum or sums of money as, in the judgment of the officer or officers authorized hereby, this corporation may require.

     RESOLVED FURTHER, that any officer of this corporation be, and he or she is hereby authorized, in the name of this corporation, to execute and deliver to Bank the loan agreements, security agreements, notes financing statements, and other documents and instruments providing for such loans and evidencing or securing such loans and said authorized officers are authorized from time to time to execute renewals, extensions and/or amendments of said loan agreements, security agreements, and other documents and instruments.

     RESOLVED FURTHER, that said authorized officers be and they are hereby authorized, as security for any and all indebtedness of this corporation to Bank, whether arising pursuant to this resolution or otherwise, to grant to but not limited to, any and all real property, accounts, inventory, equipment, general intangibles, instruments documents, chattel paper, notes, money, deposit accounts, furniture, fixtures, goods and other property of every kind, and to execute and deliver to Bank any and all pledge agreements mortgages, deeds of trust, financing statements, security agreements and other agreements, which said instruments and the note or notes and other instruments referred to in the proceeding paragraph may contain such provisions, covenants, recitals and agreements as Bank may require, and said authorized officers may approve, and the execution thereof by said authorized officers shall be conclusive evidence of such approval.

     RESOLVED FURTHER, that Bank may conclusively rely on a certified copy of these resolutions and a certificate of an officer of this corporation as to the officers of this corporation and their offices and signatures, and continue to conclusively rely on such certified copy of these resolutions and said certificate for all past, present and future transactions until written notice of any change hereto or thereto is given to Bank by this corporation by certified mail, return receipt requested.

The undersigned further hereby certifies that the following persons are the fully elected and acting officers of the corporation named above as borrower and that the following are their actual signatures:

NAMES                    OFFICE(S)            ACTUAL SIGNATURES
-----                    ---------            -----------------


_____________________    _________________    _______________________________

Martin Tobias            CEO, CFO, Pres.      /s/ Martin Tobias
_____________________    _________________    _______________________________

William W. Ericson       Secretary            /s/ William W. Ericson
_____________________    _________________    _______________________________

IN WITNESS WHEREOF, I have hereunto set my hand as such corporate officer on the date set forth above.

                                         X /s/ Martin Tobias
                                          ____________________________________

                                     Its:_____________________________________
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[LOGO]


Master Schedule to Starter Kit Loan and Security Agreement

BORROWER:  Encoding.com, Inc.

DATE:      August 4, 1998


     This Schedule is incorporated into and an integral part of the Starter Kit Loan and Security Agreement between Imperial Bank ("Bank") and the above-named Borrower of even date.

Credit Limit (Aggregate)
(Section 1):                  $1,000,000.00 (includes, without limitation,
                              Equipment Advances and the Merchant Services and
                              Business Bancard Reserve, if any)

Interest Rate (Section 1):    The rate equal to Bank's Prime Rate in effect from
                              time to time. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed. The Prime Rate shall be the rate announced from time to time by Bank as its "Prime
                              Rate;" as a base rate upon which other rates charged by Bank are based, and it is not necessarily the best rate available at Bank. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime
                              Rate

Maturity Date (Section 4):    January  31, 2000

Other Locations and Addresses
(Section 3.2):                __________________________________________________
                              __________________________________________________

Other Agreements:             1.  Loan Fee.  None.

                              2.  ______________________________________________
                              __________________________________________________


          Borrower:

          ENCODING.COM, INC.

                      /s/ Martin Tobias
          By: ___________________________________________________________
                      President or Vice President

          By: ___________________________________________________________
                     (Assistant) Secretary or Chief Financial Officer

          Bank:

          IMPERIAL BANK

          By:_________________________________________________

          Title:______________________________________________